As filed with the Securities and Exchange Commission on January 10, 2011.
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-138914)

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

DECORATOR INDUSTRIES, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-1001433 (I.R.S. Employer Identification No.)

10011 Pines Blvd., Suite #203-C Pembroke Pines, Florida (Address of Principal Executive Offices)	33024 (Zip Code)

DECORATOR INDUSTRIES, INC. 2006 INCENTIVE STOCK OPTION PLAN
(Full title of the plan)

Michael K. Solomon
Secretary
Decorator Industries, Inc.
10011 Pines Blvd.
Pembroke Pines, Florida 33024
(Name and address of agent for service)

(954) 436-8909
(Telephone number, including area code, of agent for service)
_______________

Copy to:

Michael M. Lyons, Esquire
Buchanan Ingersoll & Rooney PC
One Oxford Centre
301 Grant Street, 20th Floor
Pittsburgh, Pennsylvania  15219-1410
(412)  392-2070

DEREGISTRATION OF COMMON STOCK

    The Registration Statement on Form S-8 (Registration No. 333-138914) of Decorator Industries, Inc., a Pennsylvania corporation (the “Corporation”), pertaining to the registration of 250,000 shares of common stock of the Corporation, par value $0.20 per share, (the “Common Stock”) under the Decorator Industries, Inc. 2006 Incentive Stock Option Plan (the “Registration Statement”), to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on November 22, 2006.

    The Corporation has terminated all offerings of its Common Stock pursuant to its existing registration statements, including the Registration Statement to which this Post-Effective Amendment No. 1 relates. In accordance with an undertaking made by the Corporation in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of the Corporation’s Common Stock which remain unsold at the termination of the offering, the Corporation hereby removes from registration all shares of its Common Stock registered under the Registration Statement which remain unsold as of the date hereof.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke Pines, Florida, on this 10th day of January, 2011.

DECORATOR INDUSTRIES, INC.

By:	/s/ Michael K. Solomon
Michael K. Solomon
Vice President

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of January, 2011.

Signature	Capacity

/s/ William A. Johnson	President, Chief Executive Officer and Director
William A. Johnson	(Principal Executive Officer)

/s/ Michael K. Solomon	Vice President, Treasurer, Secretary, Principal
Michael K. Solomon	Financial and Accounting Officer

/s/ William A. Bassett	Chairman and Director
William A. Bassett

/s/ Joseph N. Ellis	Director
Joseph N. Ellis

/s/ Ellen Downey	Director
Ellen Downey

/s/ William Dixon	Director
William Dixon

/s/ Terrence Murphy	Director
Terrence Murphy